UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 12, 2012

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 14, 2012, and effective December 12, 2012, William A. Sawyer resigned as the Chief Executive Officer and President and as a Director of Lucas Energy, Inc. (the “Company”). Effective on the same date (December 12, 2012), the Board of Directors of the Company appointed Anthony C. Schnur, as the Chief Executive Officer to fill the vacancy left by Mr. Sawyer’s resignation as Chief Executive Officer and President.  Mr. Schnur was previously appointed as the Chief Financial Officer, Treasurer, and Secretary of the Company effective November 1, 2012.  Mr. Sawyer was a Co-Founder of the Company, serving as Vice President of Operations from April 2005 to January 2009, when he was promoted to the position of CEO and President, positions he continued to hold until his resignation.

Effective on December 12, 2012, the Board of Directors, pursuant to the power provided by the Company’s Bylaws, appointed Ken Daraie, P.E as a Director of the Company.  Mr. Sawyer did not serve on any Committees of the Board of Directors.  The Company anticipates appointing Mr. Daraie to Committees of the Board of the Directors in the future; however, no such appointments have been made to date.

In connection with Mr. Sawyer’s resignation, the Company agreed to pay Mr. Sawyer, as severance pay, all base salary in cash that he would have been due under the terms of his employment agreement with the Company, at such times as such compensation would have been due to Mr. Sawyer had he still been employed by the Company (i.e., $250,000 per year, with $175,000 payable in semi-monthly installments and $75,000 payable in quarterly installments on each July 1st, October 1st, January 1st and April 1st), until March 25, 2014 (the end of the term of his employment agreement in effect on his resignation date); and monthly reimbursement in cash for the cost of Mr. Sawyer obtaining COBRA insurance coverage similar to the coverage of medical, dental, life and disability insurance he had while employed by the Company, also until March 25, 2014.  Additionally, the Company agreed to transfer ownership to Mr. Sawyer of an SUV he was previously provided the use of by the Company.

The Company also agreed to pay Mr. Sawyer additional consideration of $200,000, with $50,000 payable to Mr. Sawyer on or before each of January 12, 2013; February 12, 2013; March 12, 2013 and April 12, 2013, in connection with the termination by Mr. Sawyer of all options and contingent securities which Mr. Sawyer held in the Company or had rights to.  Mr. Sawyer and the Company also agreed to mutually release each other from any and all further claims and liabilities (other than customary indemnification by the Company to Mr. Sawyer in connection with his services as an officer and Director of the Company), other than the payment obligations described above.

Mr. Daraie’s biographical information is provided below:

Ken Daraie, P.E.

Since April 2011, Mr. Daraie, age 54, has served as Vice President of Operations of Wold Oil Properties, Inc. (WOPI) where he assists with business development, engineering and operations management. Prior to joining WOPI, he served from January 2007 to March 2011 as David Freudenthal’s, the former Governor of Wyoming’s, appointee as the Executive Director of the Wyoming School Facilities Commission.  Mr. Daraie oversaw creation of systems and processes necessary for deployment of over $1 billion in capital construction funds in the state.

Mr. Daraie founded Continental Industries, LC (“Continental”), a vertically integrated oil and gas company based in Wyoming, in 1995, and served as its President until 2005.  In 2001 the company was divided into four separate entities specializing in exploration and production, oilfield services, midstream gathering, and a royalty and real estate acquisition firm.  In 2006, the oil and gas assets and the gathering systems were divested.

Prior to forming Continental, Mr. Daraie served as General Manager of Barlow and Haun, a Rocky Mountain area oil and gas exploration company, and as a project manager with Fluor Daniel, an international construction company.  His experience also includes reservoir simulation, reservoir engineering, and production engineering positions with both Conoco, Inc. and Sun Exploration and Production Company.

Mr. Daraie’s assignments have included implementation and optimization of enhanced oil recovery projects in Louisiana and California, as well as oil and gas field rehabilitation and optimization in the U.S. Gulf Coast area, the Rocky Mountain region, and North Dakota.

Mr. Daraie has served on the Board of Directors of Double Eagle Petroleum Company Inc. (DBLE) and Energy West Federal Credit Union.  He was elected to and served as Chairman of the Natrona County, Wyoming School Board of Trustees and the Casper, Wyoming City Council.  Mr. Daraie is a registered professional engineer, and has been a member of the Society of Petroleum Engineers since 1980.  Mr. Daraie received a Bachelor of Arts degree in Physics from Baylor University in 1979 and a Bachelor of Science degree in Petroleum Engineering from the University of Texas at Austin in 1982.

The Board of Directors believes that Mr. Daraie’s extensive experience in the oil and gas industry, as well as his knowledge of business development, engineering and operations management, makes Mr. Daraie a valued addition to the Board of Directors.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s Annual Meeting of Shareholders was held on December 12, 2012 (the “Meeting”).  A total of 26,696,680 shares of common stock were issued and outstanding as of the record date of the Meeting, November 9, 2012, and a total of 21,519,349 shares were present at or were voted at the Meeting, constituting a quorum.  The following proposals were voted on at the Meeting (as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the SEC on November 13, 2012, the “Proxy”), with the results of such voting as follows:

Proposal	For	Withheld
1)

The election of six (6) Directors to the Company's Board of Directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal:

a) J. Fred Hofheinz	7,181,278	3,104,136
b) William A. Sawyer	3,706,769	6,578,645
c) Peter K. Grunebaum	7,284,709	3,000,705
d) W. Andrew Krusen, Jr.	7,207,078	3,078,336
e) Ryan J. Morris	9,141,959	1,143,455
f) Joshua D. Young	9,614,302	671,112

For	Against	Abstain
2)	To ratify the appointment of Hein & Associates LLP, as the Company’s independent auditors for the fiscal year ending March 31, 2013	21,128,237	191,802	199,310

As such, each of the six (6) Director nominees were duly appointed to the Board of Directors by a plurality of the votes cast and Proposal 2 was separately ratified by a majority of the votes cast at the Meeting, as required by the Company’s Articles of Incorporation, Bylaws and the Nevada Revised Statutes.  As reported above in Item 5.02, subsequent to the Annual Meeting, Mr. Sawyer resigned as a Director of the Company and Mr. Daraie was appointed as a Director.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

99.1*	Press Release Announcing Resignation of Mr. Sawyer and Appointment of Mr. Schnur and Mr. Daraie

* Filed herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: / s / Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: December 14, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1*	Press Release Announcing Resignation of Mr. Sawyer and Appointment of Mr. Schnur and Mr. Daraie

* Filed herewith